BLOGGERWAVE TO RUN ALL AMERICAN AND EUROPEAN ADVERTISING IN 2010 FOR NEW “GREEN TECH” PRODUCT  PRODUCED BY LEADING EUROPEAN COMPANY

MOUNTAIN VIEW, Calif., March 16, 2010 – Bloggerwave Inc. (“Bloggerwave”) (OTCBB: BLGW.OB), an innovative commercial blogging company, announced today that it has contracted to run all marketing and advertising in 2010 for “Green Hearts Natural Charcoal Briquettes,” an innovative barbeque product created for the American market by Soler, one of the major companies in charcoal production in Europe.

Located in San Francisco, Green Hearts has developed a certified 100% carbon neutral charcoal briquette using no fossil fuel or added toxic products.  Addressed specifically to the large American barbequing public as well as to Europeans, the easy lighting, long lasting Green Hearts briquettes are made from a totally renewable resource: eucalyptus trees grown in managed forests created by the company and controlled and granted by IBAMA Instuto Brasileiro do Meio Ambiante e dos Resursos Naturals Renovàveis, whose role is to prevent any dumping or wild harvesting.

“We are very excited to develop and manage this American advertising and marketing campaign for the prestigious French Soler company, which has been producing and selling in Europe and France since 1990.  Bloggerwave’s multi-lingual capabilities are ideal for this campaign, which will also address European markets,” declared Bloggerwave Sales Director Jacob Lemmeke. “We believe this product will ignite our blogging networks because of its great quality, unique sustainability and international “green tech” partnerships.  These natural charcoal briquettes are not only a great product, they have a great story.  They are created from eucalyptus trees subject to strict forest management techniques that naturally re-grow again after they are harvested.  Not only are they carbon neutral and from a sustainable source, but they are fast lighting, long burning and produce a terrific barbeque taste – ideal for American barbequing this summer.  Moreover, the Soler company is also actively involved in the struggle against child labour in Brazil.”

For more information about the product please visit  http://www.greenheartsbriquettes.com/.

About Bloggerwave
Bloggerwave helps its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services.  It connects clients directly with thousands of pre-approved bloggers around the globe, giving the bloggers the opportunity to write about and review specific products or services and include a link to the company’s website. Once a company is blogged about, it increases its Internet buzz, credibility, site hits, ranking on search engines –and ultimately, its bottom line. Bloggerwave has shot to the top in just three years of operation, achieving status as the No. 1 company of its kind in Europe and 3rd in the U.S. market. Bloggerwave is now focusing on becoming the best among its U.S. competitors.  The Company currently has offices in the United States and Europe, and a virtual presence worldwide.

Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

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For more information about Bloggerwave Inc. visit www.bloggerwaveinc.com or contact Stanley Wunderlich at (800) 625-2236 extension 7770 or info@cfsg1.com